Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS FOURTH QUARTER
AND FISCAL 2003 RESULTS

AUSTIN, Minn., November 26, 2003 (BUSINESS WIRE) - Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2003 fourth quarter and year ending October 25, 2003.

HIGHLIGHTS

Fourth Quarter

•                  EPS of $.50, compared to $.49 a year earlier

•                  Dollar sales of $1.2 billion increased 13 percent from prior year

•                  Volume up 3 percent compared to last year

•                  Refrigerated Foods operating profit up 183 percent; volume down 8 percent due to discontinuation of hog processing at Rochelle, IL; dollar sales up 8 percent

•                  Jennie-O Turkey Store operating profit down 15 percent, volume up 3 percent; dollar sales up 6 percent

•                  Grocery Products operating profit down 26 percent; volume down 3 percent; dollar sales down 4 percent

•                  Specialty Foods operating profit up 411 percent (162 percent w/o acquisitions); volume up 185 percent (16 percent w/o acquisitions); dollar sales up 246 percent (26 percent w/o acquisitions)

•                  Turkey commodity markets returned to more normal levels resulting in improved margins

•                  The company begins expensing stock options; 1 cent negative impact in the quarter

Fiscal Year

•                  EPS of $1.33, compared with $1.35 a year ago; business momentum improved as year ended

•                  Dollar sales of $4.2 billion increased 7 percent from prior year

•                  Volume up 3 percent compared to last year

•                  Refrigerated Foods operating profit up 45 percent; volume down 6 percent; dollar sales up 2 percent

•                  Grocery Products operating profit up 2 percent; volume up 1 percent; dollar sales up 3 percent

•                  Jennie-O Turkey Store operating profit down 40 percent; volume up 4 percent; dollar sales up 5 percent

•                  Specialty Foods operating profit up 88 percent (22 percent w/o acquisitions); volume up 132 percent (14 percent w/o acquisitions); dollar sales up 145 percent (16 percent w/o acquisitions)

Hormel Foods Corporation (NYSE: HRL-News), the multinational marketer of consumer-branded meat and food products, today reported fiscal 2003 fourth quarter net earnings of $70.4 million, up 4 percent from $68.0 million a year earlier.  Earnings per share were $.50 versus $.49 in the fiscal 2002 fourth quarter.  Sales totaled $1.2 billion, up from $1.0 billion in the same period last year.

For the 12 months ended October 25, net earnings were $185.8 million, or $1.33 per share, compared to $189.3 million, or $1.35 per share in the prior year.  Sales totaled $4.2 billion, up from $3.9 billion in the same period last year.

COMMENTARY AND OUTLOOK

“Strong demand for our refrigerated, value-added products and a faster-than-expected turnaround in the turkey markets provided a strong finish to our fiscal year,” said Joel W. Johnson, chairman of the board, president and chief executive officer. “Refrigerated Foods was the clear stand-out with operating profit up 183 percent, or $33.6 million, compared to last year’s fourth quarter.  With pork markets back to normal, the benefits of our value-added products such as HORMEL Fully Cooked Entrees and HORMEL Pre-cooked Bacon, are more visible,” Johnson continued.  “Foodservice continued to deliver strong growth in key categories, including ALWAYS TENDER boneless pork, APPLEWOOD smoked bacon, and AUSTIN BLUES BBQ.

“Strengthening turkey markets provided better-than-expected results from the Jennie-O Turkey Store segment in the fourth quarter,” Johnson commented.  “Growth in our value-added products accelerated the recovery in this segment and we are positioned very well now that markets have returned to more normal levels,” Johnson continued.

“Grocery Products margins were pressured because of higher beef and pork raw material costs in the fourth quarter compared to a year ago.  Higher promotion and marketing spending also negatively affected operating profits,” Johnson said.  Sales revenue declined 4 percent primarily due to lower sales from DINTY MOORE canned products, CHI-CHI’S sauces and DINTY MOORE CLASSIC BAKES products.  Our sales comparison for DINTY MOORE CLASSIC BAKES products is versus last year’s pipeline sell-in,” Johnson said.  “These losses were partially offset by growth in other core categories such as the SPAM Family of products, HORMEL chili and HORMEL bacon bits,” Johnson said.

 “The integration of Century Foods International into our Specialty Foods segment is on plan and going well. In fact, Century Foods made a positive contribution in its first quarter of operation.  Hormel HealthLabs also reported strong growth in sales and profit for the fourth quarter compared to a year ago,” Johnson stated.

“Despite the challenges of fiscal 2003, we concluded the year as an even stronger global competitor,” Johnson said.  “More than 30 of our brands hold first or second market shares in their respective product categories, and the proportion of Hormel Foods value-added products in our sales mix has reached record levels. Our product platform is more diverse than ever and we are well positioned to serve fast-growing markets, including special diets, dining away from home, ethnic flavors, deli products, and case-ready fresh meats.  Careful financial management enables us to reward shareholders, seize strategic opportunities and invest to grow the business,” Johnson said.

“We are optimistic about 2004 now that protein markets are closer to normal.  We expect the performance of our Refrigerated Foods and Jennie-O Turkey Store segments to reflect the improvements we have made to the product mix within these segments over the last couple of years.  However, Grocery Products will face higher raw material costs compared to last year pressuring margins.  We will also increase investment in this segment for additional marketing and product development initiatives.

“After assessing industry factors and our own business plans and prospects, our earnings guidance for the first quarter is in a range of $.32 to $.36.  For the full year of fiscal 2004, our earnings guidance is in a range of  $1.44 to $1.60,” Johnson concluded.

OPERATING HIGHLIGHTS

Grocery Products (18 % of Net Sales, 45 % of Segment Operating Profit)

Fourth Quarter

•                  Dollar sales totaled $209 million, down 4 percent.

•                  Volume was down by 3 percent.  Weaker sales from DINTY MOORE CLASSIC BAKES products, which were introduced at the end of the third quarter of 2002, and DINTY MOORE canned products caused the fourth quarter to be down compared to last year.  In response, we are strengthening our consumer support for the DINTY MOORE core products to communicate its convenience as the original meal solution.  Volume for CHI-CHI’S sauces was also down.  Double-digit volume growth was reported by HORMEL bacon bits, HORMEL chili, and HORMEL microwave entrees, which helped offset part of the loss.  Volume for the SPAM Family of products was up 2 percent.

•                  Operating profit was down 26 percent, or $16 million, reflecting higher raw material costs and higher promotion and marketing expense.

•                  The HERDEZ line of authentic Mexican products and the PATAK’S line of Indian foods both reported double-digit revenue growth.

•                  The new DINTY MOORE “bowl out of the box” packaging change announced last quarter is off to a good start, driving market share up 1.9 points.

Fiscal 2003

•                  Dollar sales were up 3 percent.

•                  Volume was up 1 percent.

•                  Operating profit was up 2 percent.

Refrigerated Foods (48 % of Net Sales, 30 % of Segment Operating Profit)

Fourth Quarter

•                  Dollar sales totaled $539 million, up 8 percent.

•                  Volume decreased 8 percent due to the discontinuation of hog processing at the Rochelle, IL plant.

•                  Operating profit improved 183 percent to $52 million, reflecting better market conditions and continued strength from value-added, branded products.

•                  A 33-percent improvement in the live hog market aligned our hog contract costs with open market prices.

•                  Double-digit volume growth in key value-added retail categories included HORMEL Fully Cooked Entrees, CURE 81 hams and HORMEL pre-cooked bacon. Deli products volume grew 4 percent.

•                  Foodservice reported double-digit volume growth in key categories including ALWAYS TENDER boneless pork, AUSTIN BLUES BBQ, APPLEWOOD smoked bacon and CAFÉ H products.

Fiscal 2003

•                  Dollar sales were up 2 percent.

•                  Volume was down 6 percent.

•                  Operating profit was up 45 percent.

Jennie-O Turkey Store (22 % of Net Sales, 12 % of Segment Operating Profit)

Fourth Quarter

•                  Dollar sales increased 6 percent to $268 million.

•                  Volume was up 3 percent.

•                  Operating profit totaled $17 million, down 15 percent from last year. The market strengthened very quickly in the last two months of the quarter. Inventories in this industry are now back to normal levels.

•                  Value-added volume grew 5 percent.  Strong volume growth continued for value-added products such as JENNIE-O TURKEY STORE bacon, premium seasoned breasts, SO EASY fully cooked entrees, premium roasts and fresh dinner sausage.

•                  Export markets for the industry continued to strengthen.

•                  Foodservice and deli volumes were up 13 and 4 percent, respectively.

Fiscal 2003

•                  Dollar sales were up 5 percent.

•                  Volume was up 4 percent.

•                  Operating profit was down 40 percent; oversupply and higher feed costs pressured profits.

Specialty Foods (8 % of Net Sales, 5 % of Segment Operating Profit)

Fourth Quarter

•                  Dollar sales increased 246 percent (26 percent excluding Diamond Crystal Brands and Century Foods International).

•                  Volume was up 185 percent (16 percent excluding Diamond Crystal Brands and Century Foods International).

•                  Operating profit improved 411 percent (162 percent excluding Diamond Crystal Brands and Century Foods International).

•                  Hormel HealthLabs, Inc. recorded 19 percent volume growth.  The thickened beverage and high- protein shake products were key growth drivers.

•                  The Diamond Crystal Brands and Century Foods International acquisitions are providing new growth opportunities and have been immediately accretive to earnings in their first year as part of the company.

Fiscal 2003

•                  Dollar sales were up 145 percent (16 percent excluding Diamond Crystal Brands and Century Foods International).

•                  Volume was up 132 percent (14 percent excluding Diamond Crystal Brands and Century Foods International).

•                  Operating profit was up 88 percent (22 percent excluding Diamond Crystal Brands and Century Foods International).

All Other (4 % of Net Sales, 8 % of Segment Operating Profit)

Fourth Quarter

•                  Dollar sales increased 16 percent to $45 million.

•                  Volume was 27 percent higher than a year earlier, primarily due to strong exports of the SPAM Family of products and growth in the China operations.

•                  Operating profit was up 29 percent.  Strong world-wide sales of the SPAM Family of products, improved earnings from the China operations and exceptional performance from our subsidiary, Dan’s Prize, were key contributors to the increased operating profit.

Fiscal 2003

•                  Dollar sales were up 3 percent.

•                  Volume was down 1 percent.

•                  Operating profit was up 4 percent.

General Corporate Income (Expense)

Fourth Quarter

•                  Expenses increased $11.9 million, primarily from higher pension costs ($3.2 million), LIFO inventory value adjustments ($3.1 million), and stock option expense ($1.9 million).

DIVIDENDS

Effective November 15, 2003, the company paid its 301st consecutive quarterly dividend.  The annual rate is $.42 per share.

CONFERENCE CALL

A conference call will be Webcast at 10:00 a.m. CT on Wednesday, November 26, 2003.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 4050457.  The Webcast replay will be available at 12:00 (noon) CT, November 26, and archived for one year.  Listening to the Webcast requires speakers and Microsoft’s Windows Media Player.  If you do not have Media Player, you may download it for free at http://www.microsoft.com/windows/windowsmedia/download/default.asp.  The audio replay will be available beginning at 12:00 (noon) CT on Wednesday, November 26, 2003, through 11:59 p.m. CT on December 5, 2003.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational marketer of consumer-branded, value-added food, meat and poultry products delivered through retail and foodservice channels.  The company creates shareholder value by building emerging businesses, strengthening existing brands, launching new brands, providing outstanding customer service, maintaining careful cash and debt management and transparent accounting policies and by leveraging its strong financial position to accelerate growth worldwide.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 26, 2002, which can be accessed at http://www.hormel.com

Segment Data

Fiscal 2003 Fourth Quarter and Year To Date Segment Operating Results (in Thousands)

	FOURTH QUARTER - 13 WEEKS ENDED
	October 25, 2003	October 26, 2002	% Change
SALES
Grocery Products	$208,791	$216,928	(3.8)
Refrigerated Foods	539,457	498,802	8.2
Jennie-O Turkey Store	268,152	253,055	6.0
Specialty Foods	108,370	31,343	245.8
All Other	45,111	38,767	16.4
Total	$1,169,881	$1,038,895	12.6

OPERATING PROFIT
Grocery Products	$46,417	$62,603	(25.9)
Refrigerated Foods	51,888	18,318	183.3
Jennie-O Turkey Store	17,015	19,915	(14.6)
Specialty Foods	4,869	952	411.4
All Other	8,388	6,529	28.5
Total segment operating profit	128,577	108,317	18.7
Other income and net interest	(6,645)	(5,560)	(19.5)
Gen. Corporate (expense) income	(10,315)	1,611	(740.3)
Income before tax	$111,617	$104,368	6.9

	YEAR TO DATE - 52 WEEKS ENDED
	October 25, 2003	October 26, 2002	% Change
SALES
Grocery Products	$754,331	$735,802	2.5
Refrigerated Foods	2,019,753	1,982,137	1.9
Jennie-O Turkey Store	924,430	881,935	4.8
Specialty Foods	315,177	128,826	144.7
All Other	186,637	181,614	2.8
Total	$4,200,328	$3,910,314	7.4

OPERATING PROFIT
Grocery Products	$152,808	$150,372	1.6
Refrigerated Foods	103,167	71,245	44.8
Jennie-O Turkey Store	41,069	68,517	(40.1)
Specialty Foods	17,986	9,574	87.9
All Other	25,743	24,816	3.7
Total segment operating profit	340,773	324,524	5.0
Other income and net interest	(21,079)	(24,280)	13.2
Gen. corporate expense	(30,363)	(6,274)	(383.9)
Income before tax	$289,331	$293,970	(1.6)

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	10-25-2003	10-26-2002	10-25-2003	10-26-2002

Net sales	$1,169,881	$1,038,895	$4,200,328	$3,910,314

Cost of products sold	874,528	773,161	3,187,175	2,947,461

GROSS PROFIT:	295,353	265,734	1,013,153	962,853

Expenses:
Selling and delivery	123,410	115,488	481,752	451,916

Marketing	20,673	17,864	102,212	106,438

Administrative & general	35,182	24,421	124,665	93,990

TOTAL EXPENSES:	179,265	157,773	708,629	652,344

Equity in earnings of affiliates	2,174	1,967	5,886	7,741

OPERATING INCOME:	118,262	109,928	310,410	318,250

Other income & expenses:
Interest & investment income	1,822	1,747	10,785	7,145

Interest expense	(8,467)	(7,307)	(31,864)	(31,425)

EARNINGS BEFORE INCOME TAXES:	111,617	104,368	289,331	293,970

Provision for income taxes	41,252	36,398	103,552	104,648
(effective tax rate)	36.96%	34.87%	35.79%	35.60%

NET EARNINGS	$70,365	$67,970	$185,779	$189,322

NET EARNINGS PER SHARE (Basic)	$.51	$.49	$1.34	$1.36
NET EARNINGS PER SHARE (Diluted)	$.50	$.49	$1.33	$1.35

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	October 25, 2003	October 26, 2002
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$97,976	$309,563
Accounts receivable	291,481	275,460
Inventories	403,213	355,638
Deferred income taxes	14,732	7,431
Prepaid expenses & other current assets	16,572	14,078

TOTAL CURRENT ASSETS	823,974	962,170

INTANGIBLES	509,986	366,296

OTHER ASSETS	357,819	239,052

PROPERTY, PLANT & EQUIPMENT, NET	701,342	652,678

TOTAL ASSETS	$2,393,121	$2,220,196

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$441,990	$410,111

LONG-TERM DEBT – LESS CURRENT MATURITIES	395,273	409,648

OTHER LONG-TERM LIABILITIES	303,123	285,182

SHAREHOLDERS’ INVESTMENT	1,252,735	1,115,255

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$2,393,121	$2,220,196

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fifty-Two Weeks Ended
	10-25-2003	10-26-2002
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$185,779	$189,322
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	83,374	82,240
Amortization of intangibles	4,646	998
Equity in earnings of affiliates	(5,000)	(6,799)
Provision for deferred income taxes	(4,592)	3,052
Loss on property/equipment sales and plant facilities	2,519	619
Changes in operating assets and liabilities net of acquisitions:
(Increase) decrease in accounts receivable	(10,636)	32,655
(Increase) decrease in inventories and prepaid expenses, and other current assets	(24,303)	9,250
Increase in accounts payable and accrued expenses	17,697	15,524
Other	3,766	0
NET CASH PROVIDED BY OPERATING ACTIVITIES	253,250	326,861

INVESTING ACTIVITIES
Sale of held-to-maturity securities	0	20,000
Purchase of held-to-maturity securities	0	(20,000)
Acquisitions of businesses	(240,970)	(476)
Purchases of property / equipment	(67,104)	(64,465)
Proceeds from sales of property / equipment	5,085	9,800
(Increase) in investments, equity in affiliates, and other assets	(91,291)	(7,575)
Dividends from affiliates	0	2,104
NET CASH USED IN INVESTING ACTIVITIES	(394,280)	(60,612)

FINANCING ACTIVITIES
Proceeds from short-term debt	60,000	0
Principal payments on short-term debt	(60,000)	0
Proceeds from long-term debt	42	3,263
Principal payments on long-term debt	(13,942)	(84,504)
Dividends paid on common stock	(57,092)	(53,437)
Stock repurchase	(6,119)	(10,762)
Other	6,554	2,478
NET CASH USED IN FINANCING ACTIVITIES	(70,557)	(142,962)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(211,587)	123,287
Cash and cash equivalents at beginning of year	309,563	186,276

CASH AND CASH EQUIVALENTS AT END OF YEAR	$97,976	$309,563